                                                                     EXHIBIT 11


                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands except per share amounts)


                                                                Three Months Ended             Nine Months Ended
                                                                     April 30,                     April 30,
                                                           ----------------------------     ------------------------
                                                               1997             1996           1997          1996
                                                           -----------       ----------     ----------    ----------
Primary:
    Net earnings applicable to common stock                $   (1,444)       $   (2,439)      $48,933       $43,886
                                                           ==========        ==========       =======       =======

    Shares
        Weighted average number of common shares
          outstanding                                          34,969            35,106        35,074        35,029
        Assuming exercise of options reduced by the
          number of shares which could have been
          purchased with the proceeds from exercise
          of such options                                         ---(1)            ---(1)        662           621
        Assuming exercise of warrants reduced by
          the number of shares which could have been
          purchased with the proceeds from exercise
          of such warrants                                        ---(1)            ---(1)        878           699
                                                           ----------        ----------       -------       -------
        Weighted average number of common shares
          outstanding as adjusted                              34,969            35,106        36,614        36,349
                                                           ==========        ==========       =======       =======

Net earnings (loss) per common share                       $    (0.04)       $    (0.07)      $  1.34       $  1.21
                                                           ==========        ==========       =======       =======

Fully Diluted:
    Net earnings (loss) applicable to common stock         $   (1,444)       $   (2,439)      $48,933       $43,886
                                                           ==========        ==========       =======       =======

    Shares
        Weighted average number of common shares
          outstanding                                          34,969            35,106        35,074        35,029
        Assuming exercise of options reduced by the
          number of shares which could have been
          purchased with the proceeds from exercise
          of such options                                         ---(1)            ---(1)        662           908
        Assuming exercise of warrants reduced by
          the number of shares which could have been
          purchased with the proceeds from exercise
          of such warrants                                        ---(1)            ---(1)        878         1,019
                                                           ----------        ----------       -------       -------
        Weighted average number of common shares
          outstanding as adjusted                              34,969            35,106        36,614        36,956
                                                           ==========        ==========       =======       =======

Net earnings (loss) per common share                       $    (0.04)       $    (0.07)      $  1.34       $  1.19
                                                           ==========        ==========       =======       =======



(1) NOT USED IN THE CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DUE TO THE ANTIDILUTIVE EFFECT OF THE COMMON STOCK EQUIVALENTS.